                                                                    Exhibit A-69

                               /s/ Sue Anne Gilroy






                               /s/ Sue Anne Gilroy
                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       of
                       NISOURCE ENERGY TECHNOLOGIES, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.




NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, October 27, 2000. In Witness Whereof, I have caused to be affixed my signature and the seal of the

                                       State of Indiana, at the City of
        (SEAL)                         Indianapolis, October 27, 2000.



                                       SUE ANNE GILROY,
                                       SECRETARY OF STATE


                                                      2000103000053/200010308989

ARTICLES OF INCORPORATION                                  SUE ANNE GILROY
State Form 4159 (R10 /8-95)                                SECRETARY OF STATE
Approved by State Board of Accounts 1995                   CORPORATIONS DIVISION

INSTRUCTIONS: Use 8 112" x 11 " white paper for inserts

Present original and two (2) copies to address in upper right corner of this form. Indiana Code 23-1-21-2
FILING
Please TYPE or PRINT.
Upon completion of filing, the Secretary of State will issue a receipt.         FEE: $90.00

                            ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

[X] Indiana Business Corporation Law                Indiana Professional Corporation Act 1983, Indiana Code
As amended, executes the following Articles of Incorporation:         23-1.5-1-1, et seq. (Professional corporations must include
Certificate of Registration.)

                      ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)

NiSource Energy Technologies, Inc.

Principal Office: The address of the principal office of the corporation is:

Post office address                                              City                                State      ZIP Code
  801 East 86th Avenue                                              Merrillville                     IN           46410

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
   Gary W. Pottoroff
Address of Registered Office (street or building)                City                                            ZIP Code
   801 East 86th Avenue                                              Merrillville                     Indiana      46410

                         ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 100
                                                         ---

If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A.

                           ARTICLE IV - INCORPORATORS
                           of the corporation

             (the names) and addresses) of the incorporators of said Corporation

NAME                           OR BUILDING N AND STREET                     CITY                  STATE                    ZIP CODE
   Marge Bajzek                         6600 Sears Tower                Chicago                        IL             60606

        In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 26th day of October , 2000

Signature                                          Printed name
/s/ Marge Bajzek                                   Marge Bajzek
This instrument was prepared by: (name)

Address (number, street, city and state)                                ZIP code

                            ARTICLES OF INCORPORATION

                                       OF


                       NISOURCE ENERGY TECHNOLOGIES, INC.



                        PURSUANT TO THE PROVISIONS OF THE
                        INDIANA BUSINESS CORPORATION LAW



                                    ARTICLE I

                                      Name

        The name of the Corporation is NiSource Energy Technologies, Inc.

                                   ARTICLE II

                           Registered Office and Agent

        The street address of the Corporation's registered office at the time of adoption of these Articles of Incorporation is 801 East 86' Avenue, Merrillville, Indiana 46410. The name of its Resident Agent at the time of adoption of these Articles of Incorporation is Gary W. Pottorff.

                                   ARTICLE III

                                     Shares

        Section 3.1. Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 100 shares without par value.

        Section 3.2. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

        The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not, imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

                                   ARTICLE IV

                              Removal of Directors

        Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this
Article IV.

                                    ARTICLE V

                            Miscellaneous Provisions

        Section 5.1. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

        Section 5.1. Incorporator. The name and post office address of the incorporator of the Corporation is as follows:

  Marge Bajzek, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, IL 60606

        IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 26th day of October, 2000.

        NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, March 31, 2000.

        In Witness Whereof, I have caused to be

                                                      /s/ Marge Bajzek

                                                      Marge Bajzek
                                                      Incorporator





                                                   2000033100151 l 20000331239.0